Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Third Quarter 2025 Results
Reports quarterly earnings from continuing operations of $0.38 per diluted share
Generates year-to-date operating cash flow of $187 million and net gains on lease portfolio sales of $35 million
Lease fleet utilization of 96.8% and Future Lease Rate Differential ("FLRD") of positive 8.7% at quarter-end
Delivered 1,680 railcars in the quarter; backlog of $1.8 billion at quarter-end

DALLAS, Texas – October 30, 2025 – Trinity Industries, Inc. (NYSE:TRN) today announced earnings results for the third quarter ended September 30, 2025.
Financial and Operational Highlights
•Quarterly total company revenues of $454 million
•Quarterly income from continuing operations per common diluted share ("EPS") of $0.38
•Lease fleet utilization of 96.8% and FLRD of positive 8.7% at quarter-end
•Railcar deliveries of 1,680 and new railcar orders of 350
•Year-to-date cash flow from continuing operations of $187 million and net gains on lease portfolio sales of $35 million
2025 Guidance
•Industry deliveries of approximately 28,000 to 33,000 railcars
•Net fleet investment of $250 million to $350 million
•Operating and administrative capital expenditures of $45 million to $55 million
•EPS of $1.55 to $1.70
◦Excludes items outside of our core business operations
Management Commentary
“Trinity’s third quarter results highlight our Company’s agility and the strength of our business model to deliver favorable performance across all segments of the business,” said Trinity’s Chief Executive Officer and President, Jean Savage.
“In our Railcar Leasing and Services segment, we continue to benefit from strong market dynamics. Our fleet utilization stands at a favorable 96.8%, and segment revenue has grown by 4.0% year over year, driven by higher lease rates and favorable pricing on external repairs.” Ms. Savage continued, “I am especially proud of our ability to capitalize on a robust secondary market both as a buyer and seller of railcars, allowing us to maintain our targeted net fleet investment while also generating $21.7 million of gains on lease portfolio sales in the quarter.”
“In the Rail Products segment, we achieved a solid operating profit margin of 7.1%, even in a lower delivery environment, with a favorable mix of railcars and continued discipline and focus on operational excellence.”
Ms. Savage concluded, “Looking ahead, we are confident in our ability to finish the year strong, and we are raising and tightening our full year EPS guidance to a range of $1.55 to $1.70, reflecting sustained margin strength and continued success in the secondary market.”

Consolidated Financial Summary

	Three Months Ended September 30,
	2025	2024	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$454.1	$798.8	Lower external deliveries in the Rail Products Group
Operating profit	$118.6	$122.4	Lower external deliveries in the Rail Products Group, partially offset by lower selling, engineering, and administrative expenses and higher gains on lease portfolio sales
Interest expense, net	$69.8	$67.4
Net income from continuing operations attributable to Trinity Industries, Inc.	$31.4	$36.7
EBITDA (1)	$197.4	$200.9
Effective tax expense rate	23.0%	27.7%
Diluted EPS – GAAP	$0.38	$0.44

	Nine Months Ended September 30,
	2025	2024	Year over Year – Comparison
	(in millions)
Net cash provided by operating activities – continuing operations	$187.2	$383.5
Primarily higher inventory balances, the purchase of tax credits in the current year period, and payments of incentive-based compensation during the current year period that were accrued as of December 31, 2024

Cash flow from operations with net gains on lease portfolio sales (1)	$222.6	$419.7
Net fleet investment	$387.4	$86.5	Timing of lease portfolio sales and fleet additions
Returns of capital to stockholders	$133.8	$77.2
(1) Non-GAAP financial measure. See the Reconciliations of Non-GAAP Measures section within this Press Release for a reconciliation to the most directly comparable GAAP measure and why management believes this measure is useful to management and investors.
Additional Business Items
•Total committed liquidity of $571 million as of September 30, 2025.
•On October 28, 2025, Trinity Rail Leasing 2025 LLC ("TRL-2025"), a limited purpose, indirect wholly-owned subsidiary of the Company owned through Trinity Industries Leasing Company ("TILC"), issued an aggregate principal amount of $535.2 million of its Series 2025-1 Green Secured Railcar Equipment Notes (the "TRL-2025 Notes"). The TRL-2025 Notes bear interest at an all-in interest rate of 5.11%, are payable monthly, and have a stated final maturity date of October 19, 2055. TRL-2025 purchased a portfolio of railcars directly from TILC and from TILC's affiliates, Trinity Rail Leasing Warehouse Trust, and Trinity Rail Leasing 2010 LLC ("TRL-2010"). Net proceeds received from the railcars acquired in connection with the issuance of the TRL-2025 Notes were used to repay approximately $259.0 million of borrowings under TILC's warehouse loan facility; to redeem the outstanding debt of TRL-2010; and for general corporate purposes. The all-in interest rate for the TRL-2010 secured railcar equipment notes was 5.19% per annum.

Business Group Summary

	Three Months Ended September 30,
	2025	2024	Year over Year – Comparison
	($ in millions)
Railcar Leasing and Services Group
Revenues	$301.0	$289.5	Higher lease rates and favorable pricing on external repairs, partially offset by a lower volume of external repairs in the maintenance services business
Operating profit	$128.1	$115.2	Higher lease rates and higher gains on lease portfolio sales, partially offset by higher maintenance and compliance costs for the lease fleet
Operating profit margin	42.6%	39.8%
Gains on lease portfolio sales	$21.7	$11.4
Fleet utilization (1)	96.8%	96.6%
FLRD (2)	+8.7%	+28.4%	Strength in repricing lease rates
Owned lease fleet (in units) (1)	112,850	109,555
Investor-owned lease fleet (in units)	33,645	34,285
Rail Products Group
Revenues	$278.8	$603.2	Lower deliveries
Operating profit	$19.9	$48.9	Lower deliveries, reduced overhead absorption due to lower production volumes, and costs associated with workforce reductions, partially offset by a higher mix of, and production efficiencies associated with, high-margin specialty railcars
Operating profit margin	7.1%	8.1%
New railcars:
Deliveries (in units)	1,680	4,360
Orders (in units)	350	1,810
Order value	$50.7	$201.4
Backlog value	$1,762.4	$2,364.5
Sustainable railcar conversions:
Deliveries (in units)	—	170
Eliminations
Eliminations – revenues	$(125.7)	$(93.9)
Eliminations – operating profit	$(5.9)	$(8.6)
Corporate and other
Selling, engineering, and administrative expenses	$23.5	$33.1	Lower employee-related costs, including incentive-based compensation, and lower consulting costs

	September 30, 2025	December 31, 2024
Loan-to-value ratio
Wholly-owned subsidiaries	68.5%	67.6%
(1) Includes wholly-owned railcars, partially-owned railcars, and railcars under leased-in arrangements.
(2) FLRD calculates the implied change in lease rates for railcar leases expiring over the next four quarters. The FLRD assumes that these expiring leases will be renewed at the most recent quarterly transacted lease rates for each railcar type. We believe the FLRD is useful to both management and investors as it provides insight into the near-term trend in lease rates.

Conference Call
Trinity will hold a conference call at 8:00 a.m. Eastern on October 30, 2025 to discuss its third quarter results. To listen to the call, please visit the Investor Relations section of the Company's website at www.trin.net and access the Events & Presentations webpage, or the live call can be accessed at 1-888-317-6003 with the conference passcode "1835195". Please call at least 10 minutes in advance to ensure a proper connection. An audio replay may be accessed through the Company’s website or by dialing 1-877-344-7529 with passcode "4971748" until 11:59 p.m. Eastern on November 6, 2025.
Additionally, the Company will provide a quarterly investor presentation that will be accessible both within the webcast and on Trinity's Investor Relations website under the Events and Presentations portion of the site along with the Third Quarter Earnings Call event weblink.
Non-GAAP Financial Measures
We have included financial measures compiled in accordance with generally accepted accounting principles ("GAAP") and certain non-GAAP measures in this earnings press release to provide management and investors with additional information regarding our financial results. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. For each non-GAAP financial measure, a reconciliation to the most comparable GAAP measure has been included in the accompanying tables. When forward-looking non-GAAP measures are provided, quantitative reconciliations to the most directly comparable GAAP measures are not provided because management cannot, without unreasonable effort, predict the timing and amounts of certain items included in the computations of each of these measures. These factors include, but are not limited to: the product mix of expected railcar deliveries; the timing and amount of significant transactions and investments, such as lease portfolio sales, capital expenditures, and returns of capital to stockholders; and the amount and timing of certain other items outside the normal course of our core business operations.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our businesses market their railcar products and services under the trade name TrinityRail®. Our platform also includes the brands of RSI Logistics, a provider of software and logistics solutions, and Holden America, a supplier of railcar parts and components. Our platform provides railcar leasing and management services; railcar manufacturing; railcar maintenance and modifications; and other railcar logistics products and services. Trinity reports its financial results in two reportable business segments: (1) Railcar Leasing and Services Group and (2) Rail Products Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future, including the potential impacts of the shutdown of the U.S. government. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor Contact:
Leigh Anne Mann
Vice President, Investor Relations
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909
- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$454.1	$798.8	$1,545.7	$2,449.8
Operating costs:
Cost of revenues	312.7	629.3	1,128.7	1,936.6
Selling, engineering, and administrative expenses	45.2	60.5	144.6	174.1
Gains on dispositions of property:
Lease portfolio sales	21.7	11.4	35.4	36.2
Other	0.7	2.0	6.0	4.2
	335.5	676.4	1,231.9	2,070.3
Operating profit	118.6	122.4	313.8	379.5
Interest expense, net	69.8	67.4	203.6	206.6
Other, net	0.6	(1.4)	(0.4)	(1.4)
Income from continuing operations before income taxes	48.2	56.4	110.6	174.3
Provision (benefit) for income taxes:
Current	(7.9)	18.3	8.6	45.2
Deferred	19.0	(2.7)	14.0	(1.5)
	11.1	15.6	22.6	43.7
Income from continuing operations	37.1	40.8	88.0	130.6
Loss from discontinued operations, net of income taxes	(1.1)	(5.3)	(4.9)	(11.3)
Net income	36.0	35.5	83.1	119.3
Net income attributable to noncontrolling interest	5.7	4.1	16.6	9.8
Net income attributable to Trinity Industries, Inc.	$30.3	$31.4	$66.5	$109.5

Basic earnings per common share:
Income from continuing operations	$0.39	$0.45	$0.88	$1.48
Loss from discontinued operations	(0.01)	(0.07)	(0.06)	(0.14)
Net income attributable to Trinity Industries, Inc.	$0.38	$0.38	$0.82	$1.34
Diluted earnings per common share:
Income from continuing operations	$0.38	$0.44	$0.86	$1.44
Loss from discontinued operations	(0.01)	(0.07)	(0.06)	(0.13)
Net income attributable to Trinity Industries, Inc.	$0.37	$0.37	$0.80	$1.31
Weighted average number of shares outstanding:
Basic	80.5	82.2	81.1	81.9
Diluted	81.9	84.1	83.1	83.9
Note: Earnings per common share is calculated independently for each component and may not sum to total net income attributable to Trinity Industries, Inc. per common share due to rounding.
Trinity has certain unvested restricted stock awards that participate in dividends on a nonforfeitable basis and are therefore considered to be participating securities. Consequently, diluted net income attributable to Trinity Industries, Inc. per common share is calculated under both the two-class method and the treasury stock method, and the more dilutive of the two calculations is presented.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$66.3	$228.2
Receivables, net of allowance	311.7	379.1
Income tax receivable	29.3	2.4
Inventories	554.6	476.2
Restricted cash	172.4	146.2
Property, plant, and equipment, net:
Railcars in our lease fleet:
Wholly-owned subsidiaries	6,177.0	5,948.1
Partially-owned subsidiaries	1,380.1	1,416.0
Deferred profit on railcar products sold	(724.7)	(732.5)
Operating and administrative assets	357.1	356.5
	7,189.5	6,988.1
Goodwill	221.5	221.5
Other assets	386.0	390.5
Total assets	$8,931.3	$8,832.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$253.1	$251.7
Accrued liabilities	258.4	353.0
Debt:
Recourse	688.3	597.8
Non-recourse:
Wholly-owned subsidiaries	4,228.3	4,021.3
Partially-owned subsidiaries	1,027.1	1,071.8
	5,943.7	5,690.9
Deferred income taxes	1,088.2	1,075.6
Other liabilities	137.5	153.8
Stockholders' equity:
Trinity Industries, Inc.	1,001.0	1,058.9
Noncontrolling interest	249.4	248.3
	1,250.4	1,307.2
Total liabilities and stockholders' equity	$8,931.3	$8,832.2

Trinity Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Operating activities:
Net cash provided by operating activities – continuing operations	$187.2	$383.5
Net cash used in operating activities – discontinued operations	(4.9)	(11.3)
Net cash provided by operating activities	182.3	372.2

Investing activities:
Capital expenditures – lease fleet	(530.3)	(340.2)
Proceeds from lease portfolio sales	142.9	253.7
Capital expenditures – operating and administrative	(26.8)	(32.3)
Other investing activities	15.8	13.6
Net cash used in investing activities	(398.4)	(105.2)

Financing activities:
Net proceeds from (repayments of) debt	244.9	(68.6)
Shares repurchased	(58.9)	(6.9)
Dividends paid to common shareholders	(74.6)	(70.1)
Other financing activities	(31.0)	(24.1)
Net cash provided by (used in) financing activities	80.4	(169.7)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(135.7)	97.3
Cash, cash equivalents, and restricted cash at beginning of period	374.4	235.1
Cash, cash equivalents, and restricted cash at end of period	$238.7	$332.4

Trinity Industries, Inc.
Reconciliations of Non-GAAP Measures
($ in millions, except per share amounts and percentages)
(unaudited)
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP operating profit, income from continuing operations before income taxes, provision (benefit) for income taxes, income from continuing operations, net income from continuing operations attributable to Trinity Industries, Inc., and diluted income from continuing operations per common share attributable to Trinity Industries, Inc. with non-GAAP measures that adjust the GAAP measures to exclude the impact of certain interest expense, net; and certain other transactions or events (as applicable), described in the footnote to the tables below. These non-GAAP measures are derived from amounts included in our GAAP financial statements and are reconciled to the most directly comparable GAAP financial measures in the tables below. Management believes that these measures are useful to both management and investors for analyzing the performance of our business without the impact of certain items that are not indicative of our normal business operations. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended September 30, 2024
	GAAP	Interest expense, net (1)	Adjusted
Operating profit	$122.4	$—	$122.4

Income from continuing operations before income taxes	$56.4	$(0.4)	$56.0

Provision (benefit) for income taxes	$15.6	$(0.1)	$15.5

Income from continuing operations	$40.8	$(0.3)	$40.5

Net income from continuing operations attributable to Trinity Industries, Inc.	$36.7	$(0.3)	$36.4

Diluted weighted average shares outstanding	84.1		84.1

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.44		$0.43

	Nine Months Ended September 30, 2024
	GAAP	Interest expense, net (1)	Adjusted
Operating profit	$379.5	$—	$379.5

Income from continuing operations before income taxes	$174.3	$(1.2)	$173.1

Provision (benefit) for income taxes	$43.7	$(0.3)	$43.4

Income from continuing operations	$130.6	$(0.9)	$129.7

Net income from continuing operations attributable to Trinity Industries, Inc.	$120.8	$(0.9)	$119.9

Diluted weighted average shares outstanding	83.9		83.9

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$1.44		$1.43
(1) Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.

Adjusted Return on Equity
Adjusted Return on Equity (“Adjusted ROE”) is defined as a ratio for which (i) the numerator is calculated as income or loss from continuing operations, adjusted to exclude the effects of net income or loss attributable to noncontrolling interest, and certain other adjustments (net of income taxes), described in the footnotes to the table below, which include certain gains on dispositions of other property; and restructuring activities, net; and (ii) the denominator is calculated as average Trinity stockholders’ equity (which excludes noncontrolling interest). In the following table, the numerator and denominator of our Adjusted ROE calculation are reconciled to income from continuing operations and total stockholders’ equity, respectively, which are the most directly comparable GAAP financial measures. Management believes that Adjusted ROE is a useful measure to both management and investors as it provides an indication of the economic return on the Company’s investments over time. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	LTM September 30, 2025	September 30, 2024
	($ in millions)
Numerator:
Income from continuing operations	$128.8
Net income attributable to noncontrolling interest	(25.5)
Net income from continuing operations attributable to Trinity Industries, Inc.	103.3
Adjustments (net of income taxes):
Gains on dispositions of property – other (1)	(2.1)
Restructuring activities, net	3.4
Adjusted Net Income	$104.6

Denominator:
Total stockholders' equity	$1,250.4	$1,298.5
Noncontrolling interest	(249.4)	(241.1)
Trinity stockholders' equity	$1,001.0	$1,057.4

Average total stockholders' equity	$1,274.5
Return on Equity (2)	10.1%

Average Trinity stockholders' equity	$1,029.2
Adjusted Return on Equity (3)	10.2%
(1) Represents insurance recoveries in excess of net book value for assets damaged by a fire at the Company’s facility in Cartersville, Georgia in the first quarter of 2024.
(2) Return on Equity is calculated as income from continuing operations divided by average total stockholders' equity.
(3) Adjusted Return on Equity is calculated as adjusted net income divided by average Trinity stockholders' equity, each as defined and reconciled above.

Cash Flow from Operations with Net Gains on Lease Portfolio Sales
Cash flow from operations with net gains on lease portfolio sales is a non-GAAP financial measure. We believe this measure is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing the breadth of the cash flow generation capabilities across our operating platform, as well as our ability to fund our operations and repay our debt. This measure is defined as net cash provided by operating activities from continuing operations as computed in accordance with GAAP, plus net gains on lease portfolio sales and is reconciled to net cash provided by operating activities from continuing operations, the most directly comparable GAAP financial measure, in the following table. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Nine Months Ended September 30,
	2025	2024
Net cash provided by operating activities – continuing operations	$187.2	$383.5
Net gains on lease portfolio sales	35.4	36.2
Cash flow from operations with net gains on lease portfolio sales	$222.6	$419.7
EBITDA and Adjusted EBITDA
“EBITDA” is defined as income from continuing operations plus interest expense, provision (benefit) for income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA plus certain interest income. EBITDA and Adjusted EBITDA are non-GAAP financial measures; however, the amounts included in these calculations are derived from amounts included in our GAAP financial statements. EBITDA and Adjusted EBITDA are reconciled to net income, the most directly comparable GAAP financial measure, in the following table. This information is provided to assist management and investors in making meaningful comparisons of our operating performance between periods. We believe EBITDA is a useful measure for analyzing the performance of our business. We also believe that EBITDA is commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly depending on many factors). EBITDA and Adjusted EBITDA should not be considered as alternatives to net income, as indicators of our operating performance, or as alternatives to operating cash flows as measures of liquidity. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$36.0	$35.5	$83.1	$119.3
Less: Loss from discontinued operations, net of income taxes	(1.1)	(5.3)	(4.9)	(11.3)
Income from continuing operations	37.1	40.8	88.0	130.6
Interest expense	72.3	71.5	211.6	218.5
Provision (benefit) for income taxes	11.1	15.6	22.6	43.7
Depreciation and amortization expense	76.9	73.0	226.4	220.2
EBITDA	197.4	200.9	548.6	613.0
Interest income	—	(0.4)	—	(1.2)
Adjusted EBITDA	$197.4	$200.5	$548.6	$611.8